As filed with the Securities and Exchange Commission on February 12, 2007

                                                   Registration No. 333 - 136194
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                          AMENDMENT No. 5 to FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
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                        Terra Nova Financial Group, Inc.
                   Formerly Rush Financial Technologies, Inc.
           (Name of Small Business Issuer as Specified in its Charter)
             Texas                            6211                  75-2375969
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification
                                                                     Number)
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                       100 South Wacker Drive, Suite 1550
                                Chicago, IL 60606
                                 (312) 827-3600
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
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                                M. Patricia Kane
               Chief Operating Officer and Chief Financial Officer
                        Terra Nova Financial Group, Inc.
                   Formerly Rush Financial Technologies, Inc.
                       100 South Wacker Drive, Suite 1550
                                Chicago, IL 60606
                                 (312) 827-3600
            (Name, Address and Telephone Number of Agent for Service)
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                                   Copies to:
                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                                Dallas, TX 75201
                                 (214) 659-4400
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                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
               the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

PART II

Item 27.          Exhibits

(b)      Exhibits

         #     2.1     TNT acquisition and financing documents
         #     2.6     Membership Interest Purchase Agreement dated March 30,
                       2006 between Rush Financial Technologies, Inc. and TAL
                       Financial Resources LLC.
         ##    3.1     Articles of Incorporation, as amended and restated
         ##    3.2     Bylaws
         **    4.1     Specimen certificate for shares of Common Stock of the
                       Company
         **    4.2     Specimen certificate for shares of Preferred Stock of the
                       Company
         #     4.3     Preferred Stock, as amended
         +     5.1     Opinion of Andrews Kurth, LLP
         *    10.22    LostView Purchase Agreement
         #    10.23    Stock Purchase Agreement
         ##   21.1     Subsidiaries of the Registrant

         ##    23.1     Consent of  KBA Group LLP
         ##    23.2     Consent of Ryan and Juraska

         +    23.2     Consent of Andrews Kurth, LLP - contained in Exhibit 5.1

         +    Filed herewith
         *    Filed as Exhibits to Registrant's Form 10-KSB dated April 15,
              2004.
         **   Filed as Exhibits to Registrant's Form SB-2 registration
              statement, file no 333-42225, and incorporated herein by reference.
         # Filed as Exhibits to registrant's Form 8-K filed on April 3, 2006. ## Previously filed with this Registration Statement

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on February 12, 2007.

                                         RUSH FINANCIAL TECHNOLOGIES, INC.


                                         By:  /s/ Michael G. Nolan
                                            ------------------------------------
                                         Michael G. Nolan
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                       TITLE                                DATE

/s/ Michael G Nolan             Chief Executive Officer        February 12, 2007
-------------------------       Principal Executive Officer
Michael G. Nolan

/s/ M. Patricia Kane            Chief Financial Officer        February 12, 2007
-------------------------       Principal Account Officer
M. Patricia Kane

/s/ Bernay Box                  Chairman                       February 12, 2007
-------------------------
Bernay Box

/s/ Charles B. Brewer           Director                       February 12, 2007
-------------------------
Charles B. Brewer

/s/ Russell N. Crawford         Director                       February 12, 2007
-------------------------
Russell N. Crawford

/s/ Gayle Tinsley               Director                       February 12, 2007
-------------------------
Gayle C. Tinsley

/s/ Murrey Wanstrath            Director                       February 12, 2007
-------------------------
Murrey Wanstrath

/s/ Stephen B. Watson           Director                       February 12, 2007
-------------------------
Stephen B. Watson



                                      II-1